SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 2, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

A.  PG&E Corporation - New waiver extension

          On October 1, 2002, PG&E Corporation and the lenders under its Amended and Restated Credit Agreement dated June 25, 2002 (Credit Agreement), entered into an Amendment to Second Amended and Restated Waiver and Amendment Agreement that extends the existing waiver of the Credit Agreement‘s requirement that PG&E National Energy Group, Inc., (PG&E NEG) continue to maintain investment grade ratings with either Standard & Poor’s or Moody's Investor Services, Inc., from October 4, 2002, when the waiver would otherwise expire, until October 18, 2002.  During the term of the amended waiver, PG&E Corporation may not make any investment, capital expenditure, or other payment to any of its subsidiaries, in an amount that in the aggregate exceeds $5 million (without deduction for amounts paid by subsidiaries to PG&E Corporation) except as may be required under applicable law or by conditions established by the California Public Utilities Commission in decisions approving the formation of PG&E Corporation to hold the stock of its subsidiary, Pacific Gas and Electric Company.  The prior waiver permitted PG&E Corporation to make investments, capital expenditures, or other payments to any of its subsidiaries, in an aggregate amount up to $10 million after deducting amounts paid by subsidiaries to PG&E Corporation.  Also, while the prior waiver required that PG&E Corporation pay a fee of 5% of the amount of any principal repaid on or before October 21, 2002, the amended waiver extends this date to November 5, 2002.  All other terms of the waiver, as previously disclosed, remain in full force and effect.  A copy of the Amendment to Second Amended and Restated Waiver and Amendment Agreement is filed as Exhibit 99.1 hereto.

          During the extended term of the waiver, PG&E Corporation intends to negotiate with its lenders for the elimination of the credit rating maintenance covenant from the Credit Agreement or for such other amendments as may be needed; however, PG&E Corporation cannot predict whether, or to what extent, it would be successful in such efforts.

B. Pacific Gas and Electric Company Bankruptcy

Monthly Operating Report

          On September 30, 2002, Pacific Gas and Electric Company (Utility) filed its monthly operating report for the month ended August 31, 2002 with the U.S. Bankruptcy Court for the Northern District of California.  The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month.  These unaudited financial statements are attached as Exhibit 99.2 to this report. Although not included in Exhibit 99.2, the monthly operating report also includes a statement of receipts and disbursements, as well as other information.  The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made.  These adjustments could have a material impact on reported results in the future.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit No.	Description of Exhibit

99.1

Amendment to Second Amended and Restated Waiver and Amendment Agreement, dated October 1, 2002, by and among PG&E Corporation, PG&E National Energy Group, LLC, Lehman Commercial Paper Inc. as administrative agent, and certain of the lenders party to the Amended and Restated Credit Agreement dated as of June 25, 2002

99.2	Pacific Gas and Electric Company Income Statement for the month ended August 31, 2002, and Balance Sheet dated August 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: /s/ CHRISTOPHER P.JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: /s/ DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  October 2, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Amendment to Second Amended and Restated Waiver and Amendment Agreement, dated October 1, 2002, by and among PG&E Corporation, PG&E National Energy Group, LLC, Lehman Commercial Paper Inc. as administrative agent, and certain of the lenders party to the Amended and Restated Credit Agreement dated as of June 25, 2002

99.2	Pacific Gas and Electric Company Income Statement for the month ended August 31, 2002, and Balance Sheet dated August 31, 2002.